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                            ARTICLES OF AMENDMENT TO

                        THE ARTICLES OF INCORPORATION OF

                           CLEARSPAN COMPONENTS, INC.


     PURSUANT to the provisions of Section 61 of the Mississippi Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:  The name of the corporation is CLEARSPAN COMPONENTS, INC.

     SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on May 25, 1983, in the manner prescribed by the Mississippi Business Corporation Act:

     FIRST:  The name of the corporation is TIMBER TECH, INC.

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 3,417; and the number of shares entitled to vote thereon was 3,417.

     FOURTH: The designation of number of outstanding shares of each class entitled to vote thereon as a class were as follows: NONE.

     FIFTH: The number of shares voted for such amendment was 3,417; and the number of shares voted against such amendment was 0.


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     SIXTH:  The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: NONE.

     SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be affected, is as follows: NO CHANGE.

     EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital (expressed in dollars) as changed by such amendment, are as follows: NO CHANGE.

     THIS the 25th day of May, 1983.

                                   CLEARSPAN COMPONENTS, INC.


                                   By: \s\ George S. Thumlert
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                                                             , President



                                   By: \s\ Winston L. Adkins
                                           -----------------------------------
                                                            , Secretary